                                                                 Exhibit 23



                          CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of U.S. Bancorp of our report dated January 20, 1999, with respect to the consolidated financial statements of U.S. Bancorp included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


           Registration
  Form     Statement No.                          Purpose
-------------------------------------------------------------------------------
   S-8       33-16242     1987 Stock Option Plan
   S-8       33-52835     1988 Equity Participation Plan
   S-8       333-01099    FirsTier Financial, Inc. Omnibus Equity Plan
                             (as assumed by U.S. Bancorp)
   S-8       333-01421    1994 & 1991 Stock Incentive Plan
   S-8       333-02623    1996 Stock Incentive Plan
   S-8       333-02621    Amended & Restated Employee Stock Purchase Plan
   S-8       333-21291    Capital Accumulation Plan
   S-8       333-32653    Employee Investment Plan
   S-8       333-32635    1997 Stock Incentive Plan
   S-8       333-51627    Piper Jaffray Companies, Inc. 1993 Omnibus Stock Plan
                             (as assumed by U.S. Bancorp)
   S-8       333-51635    1997 Stock Incentive Plan
   S-8       333-51641    Capital Accumulation Plan

   S-3       33-57169     Metropolitan Financial Corporation warrants
   S-3       33-61667     Warrants for settlement of Edina Realty litigation
   S-3       333-02983    Automatic Dividend Reinvestment and Common Stock
                             Purchase Plan
   S-3       333-32701    Automatic Dividend Reinvestment and Common Stock
                             Purchase Plan (1997 DRIP)
   S-3       333-45211    Universal Shelf Registration
   S-3       333-67465    Libra Investments, Inc.


/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
February 22, 1999